Exhibit 8.1

List of Subsidiaries of Suzano S.A.

Subsidiaries	Country of Incorporation

CELLUFORCE INC.	CANADA
ENSYN CORPORATION	U.S.
F&E TECHNOLOGIES, LLC	U.S.
F&E TECNOLOGIA DO BRASIL S.A.	BRAZIL
FIBRIA CELULOSE (U.S.A.), INC.	U.S.
FIBRIA OVERSEAS FINANCE LTD	CAYMAN ISLANDS
FIBRIA TERMINAL DE CELULOSE DE SANTOS SPE S.A.	BRAZIL
FUTURAGENE DELAWARE INC.	U.S.
FUTURAGENE INC.	U.S.
FUTURAGENE ISRAEL LTD.	ISRAEL
FUTURAGENE LTD	ENGLAND
IBEMA COMPANHIA BRASILEIRA DE PAPEL	BRAZIL
ITACEL – TERMINAL DE CELULOSE DE ITAQUI S.A.	BRAZIL
MAXCEL EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	BRAZIL
MUCURI ENERGÉTICA S.A.	BRAZIL
PAINEIRAS LOGÍSTICA E TRANSPORTES LTDA.	BRAZIL
PORTOCEL – TERMINAL ESPECIALIZADO DE BARRA DO RIACHO S.A.	BRAZIL
PROJETOS ESPECIAIS E INVESTIMENTOS LTDA.	BRAZIL
SPINNOVA PLC	FINLAND
SFBC PARTICIPAÇÕES LTDA.	BRAZIL
STENFAR S.A. INDUSTRIAL COMERCIAL IMPORTADORA Y EXPORTADORA	ARGENTINA
SUZANO CANADA INC.	CANADA
SUZANO FINLAND OY	FINLAND
SUZANO INTERNATIONAL TRADE GMBH	AUSTRIA
SUZANO AUSTRIA GMBH	AUSTRIA
SUZANO OPERAÇÕES FLORESTAIS E INDUSTRIAIS S.A.	BRAZIL
SUZANO PULP AND PAPER AMERICA, INC.	U.S.
SUZANO PULP AND PAPER EUROPE S.A.	SWITZERLAND
SUZANO SHANGHAI LTD.	CHINA
SUZANOTRADING INTERNATIONAL KFT	HUNGARY
SUZANO MATERIAL TECHNOLOGY DEVELOPMENT LTD.	SHANGHAI
SUZANO INTERNATIONAL FINANCE B.V.	NETHERLANDS
SUZANO VENTURES LLC	U.S.
VERACEL CELULOSE S.A.	BRAZIL
WOODSPIN	FINLAND